UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       October 12, 2005
                                                 -----------------------------

                           NATURAL HEALTH TRENDS CORP.
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               (Exact name of Company as specified in its charter)


        Delaware                       0-26272                   59-2705336
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(State or other jurisdiction         (Commission                IRS Employer
of incorporation)                    File Number)            Identification No.)


12901 Hutton Drive               Dallas, TX                             75234
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 (Address of principal executive offices)                             (Zip Code)


Company's telephone number, including area code      (972) 241-4080
                                                -------------------------------

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

         On October 12, 2005, Natural Health Trends Corp. (the "Company") received a letter from The Nasdaq Stock Market stating that the Company is not in compliance with Marketplace Rule 4350. Specifically, due to the resignation of Robert H. Hesse from the Company's Audit Committee (which was previously disclosed), the Company's Audit Committee is not comprised of three independent directors. Pursuant to Marketplace Rule 4350(d)(4), the Company has been provided with the opportunity to cure such non-compliance until the earlier of its next annual stockholders' meeting or September 28, 2006.

         The Company's Nominating Committee is in the process of identifying, reviewing and evaluating appropriate candidates for appointment to the Board of Directors as independent directors. The Company intends to appoint one or more of the newly appointed independent directors to its Audit Committee.


Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

       99.   Press Release of the Company dated October 18, 2005.






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      NATURAL HEALTH TRENDS CORP.


Date: October 18, 2005
                                      By: /s/ ROBERT H. HESSE
                                          --------------------------------------
                                          Name:  Robert H. Hesse
                                          Title: Interim Chief Executive Officer

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